Exhibit 99.1
Certain Operational and Strategic Updates
Offshore Storage and Treating Vessel Offtake Strategy
On September 29, 2025, Sable announced that it is evaluating and pursuing an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). Continued delays related to the Santa Ynez Pipeline System have prompted Sable to evaluate and pursue the OS&T Strategy. On October 9, 2025, Sable submitted a Development and Production Plan update for the SYU to the Bureau of Ocean Energy Management (“BOEM”). Prior to implementation of the OS&T Strategy, regulatory authorizations are required, including clearance from BOEM.
Preparations for the OS&T Strategy include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. In connection with implementation of the OS&T Strategy, the Company expects to opportunistically acquire an existing OS&T in the first quarter of 2026, with delivery of the vessel to SYU expected in the third quarter of 2026. Following the acquisition of the vessel, and vessel and platform upgrades and installation, Sable would expect to begin sales from all SYU platforms in the fourth quarter of 2026, with expected comprehensive oil production rates of over 50,000 barrels of oil per day, utilizing the OS&T within the SYU federal leases, provided the Company receives regulatory clearances. Sable estimates that the total capital required to execute the OS&T Strategy is approximately $475.0 million. The Company has already incurred a small portion of such capital expenditures, with the vast majority of such capital expenditures remaining, provided the Company receives regulatory clearances. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to an OS&T offtake strategy, we will require clearances and permitting, including from BOEM.”
Amendment of the Senior Secured Term Loan
On November 3, 2025, the Company and Exxon entered into an amendment (the “Second Debt Amendment”) to the Senior Secured Term Loan, which extended the maturity date of the Senior Secured Term Loan to the earlier of (i) March 31, 2027 or (ii) 90 days after first sales of Hydrocarbons (as defined in the Senior Secured Term Loan). The Second Debt Amendment increased the interest rate under the Senior Secured Term Loan from ten percent (10%) per annum to fifteen percent (15%) per annum, compounded annually, payable in arrears on January 1st of each year. At the Company’s election, accrued but unpaid interest may be deemed paid on each interest payment date by adding the amount of interest owed to the outstanding principal (paid-in-kind) amount under the Senior Secured Term Loan. The Second Debt Amendment also includes additional reporting covenants and a financial liquidity covenant that requires the Company to have not less than $25.0 million in unrestricted cash, measured at the end of each month.
Repair and Maintenance Work and Resuming Petroleum Transportation through Santa Ynez Pipeline System Segments 324 and 325
Federal regulations require Sable to promptly “evaluate all anomalous [pipeline] conditions and remediate those that could reduce a pipeline’s integrity.” A Consent Decree that was entered into by Plains and various government agencies in 2020 (“Consent Decree”) requires Plains, and, by contract, Sable, to comply with this and other applicable regulatory requirements related to pipeline safety at heightened standards. In addition, Sable was required to comply with California Assembly Bill 864’s requirements to install certain safety valves along Segments 324 and 325 of the Santa Ynez Pipeline System in Santa Barbara County (the “County”). Accordingly, Sable has undertaken and completed required pipeline repair activities for both Segments 324 and 325, and the installation of the sixteen safety valves required under the approved 2021 Coastal Best Available Technology Plan.
On December 17, 2024, the California Office of the State Fire Marshal (“OSFM”) approved Sable’s implementation of enhanced pipeline integrity standards for Segments 324 and 325 by granting state waivers of certain regulatory requirements (“State Waivers”) related to cathodic protection and seam weld corrosion for the Segments 324 and 325. On February 11, 2025, the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified the OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.

Two lawsuits were filed against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) challenging OSFM’s issuance of the State Waivers. On April 15, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief alleging that OSFM violated federal and state pipeline safety laws and the California Environmental Quality Act (“CEQA”) in issuing the State Waivers (Case No. 25CV02244). The Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Sierra Club, and Santa Barbara Channelkeeper also filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) alleging similar claims (Case No. 25CV02247). Both groups of Petitioners seek a court order declaring the State Waivers void and directing OSFM to vacate and set aside the State Waivers until OSFM complies with its obligations under federal and state pipeline safety laws and CEQA.
On May 15, 2025, Sable initiated oil production from six wells on Platform Harmony at SYU and began flowing oil production through the Santa Ynez Pipeline System to the System’s onshore processing and storage facilities at Las Flores Canyon (“LFC”) at an initial rate of approximately 6,000 barrels of oil per day.
On May 18, 2025, Sable completed anomaly repairs on Segment 324 (formerly known as Line 901), which extends from LFC, on the California coast to the Gaviota Pump Station in Santa Barbara County, California, and Segment 325 (formerly known as Line 903), which extends from the Gaviota Pump Station to Pentland Station in Kern County, California, the point of sale. With the completion of such repairs, Sable has completed its anomaly repair program on Segments 324 and 325 as specified by the Consent Decree.
The Consent Decree requires the approval of restart plans for each of Segments 324 and 325 (the “Restart Plans”) prior to resuming petroleum transportation through the Segments. The Consent Decree prescribes what must be submitted in the Restart Plans. On July 29, 2024, Pacific Pipeline Company (“PPC”) submitted the Restart Plans to OSFM for approval. As of May 27, 2025, Sable conducted successful hydrotests on all sections of Segments 324 and 325.
A hearing was held in the State Waivers litigation on July 18, 2025, and on July 29, 2025, the court entered an order granting petitioners’ application for issuance of preliminary injunction in part, ruling that, absent further order of the court, Sable may resume petroleum transportation through the Segments 324 and 325 10 court days after Sable files notice that Sable has received all necessary approvals and permits for such resumption. The court clarified that Sable is not prevented from taking steps toward resuming petroleum transportation through Segments 324 and 325, and that OSFM is not prevented from taking steps it finds appropriate in its regulatory capacity with respect to Sable’s Restart Plans as contemplated by the federal Consent Decree.
On October 22, 2025, OSFM sent a letter to Sable alleging deficiencies in the Company’s compliance with the State Waivers. Sable strongly disagrees with the allegations, which are inconsistent with the plain language and numerous discussions with OSFM experts confirming that Sable was in compliance with the State Waivers. Sable responded to OSFM’s letter on October 23, 2025, setting forth the Company’s objections to OSFM’s new interpretation of the State Waiver conditions. Refer to the Company’s 8-K filed on October 24, 2025 for more information.
On November 26, 2025, the Company notified PHMSA of its determination that the Santa Ynez Pipeline System, including Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act (“PSA”), and requested that PHMSA exercise regulatory oversight over the Santa Ynez Pipeline System and transition oversight from OSFM. On December 17, 2025, PHMSA issued a letter to the Company concurring in its determination that the Santa Ynez Pipeline System is an interstate pipeline under the PSA, and informed the Company that “PHMSA is notifying OSFM that [Segments 324 and 325 are] subject to the regulatory oversight of PHMSA.” On December 22, 2025, PHMSA notified the Company that PHMSA had approved the Company’s Restart Plan for Segments 324 and 325 after reviewing extensive documentation provided by Sable to PHMSA and conducting a multi-day field inspection. On December 23, 2025, PHMSA issued an Emergency Special Permit to the Company related to cathodic protection and seam weld corrosion along Segments 324 and 325.
On December 24, 2025, in the U.S. Court of Appeals for the Ninth Circuit, the Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Santa Barbara Channelkeeper, the Center for Biological Diversity, and the Wishtoyo Foundation (as Petitioners) filed a Petition for Review and Emergency Motion to Stay with respect to PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit (Case No. 25-8059) (the “PHMSA Litigation”). The Petitioners named the U.S. Department of Transportation and PHMSA and their respective heads as Respondents. On December 25, 2025, the Company and PPC filed an Emergency Motion for Leave to Intervene in the PHMSA Litigation. Both the U.S. government entities and the Company parties opposed the stay request. On December 31, 2025, the Ninth Circuit Court of Appeals granted the Company’s Motion for Leave to Intervene and denied the Petitioners’ Motion to Stay PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit. The Court also granted expedited review of the Petition. Petitioners’ Opening Brief is due on February 9, 2026. On January 5, 2026, the Company filed a Motion for Reconsideration of the Preliminary Injunction in the State Waivers litigation. The Motion requested that the preliminary injunction be rescinded as moot given PHMSA’s determination and exercise of regulatory oversight for Segments 324 and 325. A hearing on the Company’s Motion for Reconsideration is scheduled for February 27, 2026. Sable and PPC intend to continue to defend both cases vigorously.
On January 14, 2026, the Company submitted a letter to the United States Department of Justice Environment and Natural Resources Division and the California Office of the Attorney General Natural Resources Law Section regarding the termination of the Consent Decree because the prerequisites for termination have been satisfied.
California Coastal Commission
On September 27, 2024, the California Coastal Commission (the “Coastal Commission”) issued Notice of Violation No. V-9-24-0152 to Sable, which asserted that Sable’s safety valve installation work and certain maintenance and repair activities undertaken by Sable on Segments 324 and 325 in the California coastal zone (the “Coastal Zone”) to address anomalies and install safety valves constituted unpermitted development activities under the California Coastal Act (Cal. Pub. Res. Code Section 30000, et seq.) (the “Coastal Act”) and the County’s Local Coastal Program (“LCP”). Sable undertook the subject repair and maintenance work, including the safety valve installation work, based on its understanding that no new coastal development permit or other Coastal Act authorization was required, consistent with the County’s practice of authorizing repair work on Segments 324 and 325 since they were first permitted and built over 30 years ago. Following good faith negotiations with Coastal Commission staff, on November 12, 2024, the Coastal Commission issued Executive Director Cease and Desist Order No. ED-24-CD-02 (the “Order”) requiring Sable to, among other requirements, prepare and submit an interim restoration plan and submit an application either to the Coastal Commission or the County to obtain a coastal development permit for the valve installation and other maintenance and repair work. In compliance with the Order, Sable prepared, submitted, and implemented the Interim Restoration Plan as approved by Coastal Commission staff. Sable separately submitted certain applications to the County related to some of the maintenance and repair work that was subject to Notice of Violation No. V-9-24-0152. The Order expired on February 10, 2025.
On February 11, 2025, the Coastal Commission issued Notice of Violation No. V-9-25-0013 to Sable, which asserted that certain maintenance and repair activities on the offshore pipeline segments of the Santa Ynez Pipeline System in the Coastal Zone constituted unpermitted development activities under the Coastal Act. Sable undertook the subject maintenance and repair activities based on its understanding that no new coastal development permit or other Coastal Act authorization was required for such work, consistent with similar work that previously had been performed along the offshore pipeline segments of the Santa Ynez Pipeline System by prior operators.
On February 12, 2025, the County delivered a letter to Sable confirming that certain anomaly maintenance and repair work on Segments 324 and 325, referenced in the Coastal Commission’s Notice of Violation V-9-24-0152, was “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement (EIR/EIS).” The letter states in part that “[t]he County previously exercised its authority under its Local Coastal Program and delegated Coastal Act authority in approving the permits and the requested anomaly repair work is within the scope of those approved permits.” Sable subsequently recommenced the repair and maintenance activities which were subject to Notice of Violation V-9-24-0152.
In addition, also on February 12, 2025, the County delivered a letter to the Coastal Commission. In this letter, the County responded to a request by the Coastal Commission to consent to a consolidated coastal development permit process for certain activities undertaken and planned by Sable on the Santa Ynez Pipeline System. The County’s

letter also stated that certain maintenance and repair work on Segments 324 and 325 that was referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 is “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.”
On February 14, 2025, Sable submitted a written response to the Coastal Commission’s Notice of Violation V-9-24-0152 detailing that, consistent with the County’s letters, certain of the alleged unpermitted development activities subject to the Notice of Violation were previously approved and that no further coastal development permit was required.
On February 18, 2025, Sable filed a complaint against the Coastal Commission in the Superior Court of the State of California for the County of Santa Barbara (Case No. 25CV00974). In the complaint, Sable challenges the Coastal Commission’s prior Notices of Violations and Executive Director Cease and Desist Order as procedurally improper and asserts that the Coastal Commission lacks authority to prohibit work authorized by existing permits. Sable seeks a declaration that the Coastal Commission’s actions are unlawful, an injunction prohibiting further enforcement actions by the Coastal Commission, damages for the alleged taking of property rights, and attorneys’ fees and costs. The Coastal Commission proceeded to issue an Executive Director Cease and Desist Order to Sable on February 18, 2025, related to certain of Sable’s pipeline repair and maintenance activities and safety valve installation work.
On April 10, 2025, the Coastal Commission approved Cease and Desist Order CCC-25-CD-01, Restoration Order CCC-25-RO-01, and Administrative Penalty Order CCC-25-AP3-01, whereby the Coastal Commission ordered the Company to cease and desist from all ongoing development in the Coastal Zone “as part of the effort to restart the Santa Ynez Unit oil production operations and bring the pipelines back into use,” apply for new Coastal Act authorization for all previously completed, ongoing, and future development in the Coastal Zone to the extent “part of the effort to restart the Santa Ynez Unit oil production operations and bring the pipelines back into use,” and imposed an administrative penalty of approximately $18.0 million on the Company. Sable is prepared to vigorously pursue all available legal remedies related to the orders, including the administrative penalty, imposed by the Coastal Commission.
On April 16, 2025 the Coastal Commission filed a request in the Santa Barbara County Superior Court for a temporary restraining order against the Company to restrain the Company from violating the Cease and Desist Order CCC-25-CD-01 and to halt repair and maintenance activities on the Santa Ynez Pipeline System within the Coastal Zone. The request was filed within the Company’s ongoing litigation against the Coastal Commission (Case No. 25CV00974). On April 17, 2025, the court denied the Coastal Commission’s request for a temporary restraining order and set the matter for further hearing on May 14, 2025, which date was later continued to May 28, 2025.
On April 22, 2025, counsel for the Coastal Commission filed a Petition for Stay, Writ of Supersedeas, or Other Appropriate Order, and Request for Temporary Stay with the Second Division California Court of Appeal, seeking a temporary stay of the Santa Barbara County Superior Court’s denial of the Coastal Commission’s request for a TRO and an order requiring Sable to comply with the cease and desist order. Sable filed an Opposition to the Coastal Commission’s Petition with the Court of Appeal on April 28, 2025. On May 15, 2025, the Court of Appeal denied the Coastal Commission’s request for a temporary stay.
On May 28, 2025, the court granted the Coastal Commission’s application for issuance of a preliminary injunction, enjoining Sable from conducting any further “development” in violation of Cease and Desist Order CCC-25-CD-01. On July 9, 2025, the court denied Sable’s motion to stay the Cease and Desist Order CCC-25-CD-01. On July 16, 2025, Sable filed a notice of appeal of challenging the court’s issuance of preliminary injunction. On July 29, 2025, counsel for Sable filed a Petition for Writ of Mandate or Other Appropriate Relief with the Second Division California Court of Appeal, seeking a writ of mandate reversing the Santa Barbara County Superior Court’s denial of Sable’s motion to the stay Cease and Desist Order CCC-25-CD-01. On August 4, 2025, the Court of Appeal denied Sable’s Petition for Writ of Mandate. On October 6, 2025, Sable filed a motion to file an amended complaint which quantifies its monetary damages in excess of $347 million. On October 15, 2025, the Santa Barbara County Superior Court denied the Company’s request for the issuance of a writ of mandate on its first cause of action and set procedural motions related to Sable’s four additional causes of action for December 3, 2025. On November 5,

2025, Sable filed its opening brief in support of its appeal challenging the Superior Court’s issuance of the preliminary injunction. Sable also filed a Petition for Writ of Mandate or Other Appropriate Relief, seeking a writ of mandate reversing the Superior Court’s October 15, 2025, denial of Sable’s first cause of action.
On December 3, 2025, the Santa Barbara Superior Court denied the Coastal Commission’s motion for judgement on the pleadings as to its first amended cross complaint, granted Sable’s motion to file the second amended complaint, and requested further briefing on Sable’s four remaining causes of action. On December 12, 2025, Sable filed a Motion for Reconsideration of Sable’s Writ of Mandate and a Motion for Reconsideration of the Preliminary Injunction and Stay of Cease and Desist Order. A hearing on Sable’s Motions is scheduled for February 18, 2026.
On December 23, 2025, the Coastal Commission’s Executive Director sent PHMSA a letter requesting to review the Company’s Restart Plan application materials pursuant to the Coastal Zone Management Act (“CZMA”), which PHMSA had approved on December 22, 2025. The letter also requested that PHMSA provide the Commission with the Company’s Emergency Special Permit application materials to allow for a similar review by the Commission under the CZMA. The letter asserts that PHMSA’s approval of the Company’s Restart Plan and the Emergency Special Permit should be considered stayed pending the Commission’s review. The letter also notified PHMSA that the Commission is reviewing PHMSA’s concurrence with the Company’s determination that Segments 324 and 325 constitute part of an interstate pipeline facility under the PSA.
State Parks
On May 8, 2025, the California Department of Parks and Recreation (“State Parks”) issued a Right of Entry (“ROE”) Permit that allowed the Company to perform certain specified repair and maintenance activities on portions of Segment 325 located within Gaviota State Park. On July 27, 2025, State Parks issued an annual ROE Permit relating to Segment 325 within Gaviota State Park. Sable is also working with State Parks on the terms of a long-term easement agreement.
BSEE Matter
On June 27, 2024, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Debra Haaland, Secretary of the U.S. Department of the Interior; the Bureau of Safety and Environmental Enforcement (“BSEE”); and Bruce Hesson, BSEE Pacific Regional Director in the U.S. District Court for the Central District of California (Case No. 2:24-cv-05459). Sable intervened and vigorously contests the plaintiffs’ allegations. In the plaintiffs’ January 2025 first supplemental and amended complaint, the plaintiffs alleged that BSEE: violated the National Environmental Policy Act (“NEPA”), the Outer Continental Shelf Lands Act (“OCSLA”), and the Administrative Procedure Act (“APA”) in November 2023 by approving an extension to resume operations associated with the 16 oil and gas leases Sable holds in the SYU in federal waters offshore of California in the Santa Barbara Channel; and violated NEPA and the APA in September 2024 by approving applications for permits to modify for well reworking operations and by failing to conduct supplemental environmental analysis for oil and gas development and production in the SYU. The complaint asked for the court: to issue an order finding that BSEE violated NEPA, OCSLA and the APA; to vacate and remand the extension and the applications for permits to modify; to order BSEE to complete NEPA analysis by a date certain; to prohibit BSEE from authorizing further extensions, applications for permits to modify, or any other authorizations for resuming production until it complies with NEPA, OCSLA and the APA; and for an award of costs and attorneys’ fees. Sable believes that the government’s prior extensions to resume operations were both appropriate and authorized and independently that subsequent actions, including a May 28, 2025 Environmental Assessment (the “2025 Environmental Assessment”) relied on by BSEE and a May 29, 2025 decision by BSEE approving the extension, render plaintiffs’ corresponding claims moot. On September 24, 2025, the court denied cross-motions for summary judgment by all parties.
On November 7, 2025, the court approved a new scheduling order. On November 10, 2025, plaintiffs filed their second supplemental and amended complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BSEE; and Bobby Kurtz, BSEE Acting Pacific Regional Director. Plaintiffs added new claims to their existing complaint alleging that BSEE: violated NEPA and the APA in July 2025 by approving additional applications for permits to modify; and violated NEPA and the APA when issuing the May 29, 2025 decision approving the extension based upon the 2025 Environmental Assessment. In addition to the relief plaintiffs already sought, the second supplemental and amended complaint also asks the court: to issue an order finding that BSEE violated NEPA and the APA when issuing the July 2025 applications for permits to modify; to vacate and remand the July 2025 applications for permits to modify, the 2025 Environmental Assessment and Finding of No Significant Impact, and BSEE May 29, 2025 decision approving the extension. On November 24, 2025, Sable filed its answer to the second supplemental and amended complaint. The federal government lodged an updated administrative record on December 19, 2025. A hearing on Plaintiffs’ motion to compel completion and supplementation of the administrative record is scheduled for March 13, 2026.
BOEM Matter
On April 2, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BOEM; and Douglas Boren, BOEM Pacific Regional Director, in the U.S. District Court for the Central District of California (Case No. 2:25-cv-02840). On May 12, 2025, plaintiffs filed an amended complaint in which plaintiffs challenge BOEM’s April 2025 decision determining that Sable is not required to revise the development and production plan for Platform Harmony in the SYU. The amended complaint asks for the court: to issue an order finding that BOEM’s decision was not in accordance with OCSLA and violated the APA; order BOEM to require revision of the development and production plan for Platform Harmony; prohibit BOEM from authorizing new oil and gas drilling activity at the SYU unless and until revision of the development and production plan is complete; and for an award of costs and attorneys’ fees. Sable intervened and vigorously contests the plaintiffs’ allegations. On September 10, 2025, the court denied Sable’s motion to dismiss based on plaintiffs’ failure to provide notice under OCSLA’s citizen suit provision. The court approved a scheduling order that provides for a hearing on cross-motions for summary judgment on May 15, 2026. Per the scheduling order, plaintiffs filed their motion for summary judgment on December 12, 2025. The federal government’s and Sable’s respective oppositions to plaintiffs’ motion for summary judgment and cross-motions for summary judgment are currently due in February 2026.
Regional Water Quality Control Board and Department of Fish and Wildlife Matters
On December 13, 2024, the California Central Coast Regional Water Quality Control Board (“Water Board”) issued three letters to the Company related to Segments 324 and 325 of the Santa Ynez Pipeline System: (i) a Notice of Violation for an alleged unauthorized discharge of waste to waters of the state at an ephemeral stream in Santa Barbara County; (ii) a Directive to obtain regulatory coverage for an alleged unauthorized discharge of waste to waters of the state at the same ephemeral stream identified in item (i); and (iii) a First Notice of Non-Compliance for an alleged failure to obtain coverage under the Water Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties.
On December 17, 2024, the California Department of Fish and Wildlife (“CDFW”) issued a Notice of Potential Violation to Sable for alleged violations of the California Fish and Game Code at four separate sites within Santa Barbara County and San Luis Obispo County in California for alleged placement or fill of waste to waters.
On January 10, 2025, Sable submitted a written response to the Water Board’s December 2024 letters. On January 13, 2025, Sable submitted a written response to CDFW’s December 2024 Notice of Potential Violation. On January 22, 2025, the Water Board issued two additional letters to Sable related to Segments 324 and 325: (i) a Second and Final Notice of Non-Compliance for an alleged failure to obtain coverage under the Water Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties; and (ii) an order requiring Sable to submit a technical report associated with the discharge of earthen material to waters of the state.
On January 31, 2025, Sable submitted an application to the Water Board for regulatory coverage for the alleged discharge of waste to waters of the state at the location identified in the Water Board’s December 13, 2024, Notice of Violation, and coverage was approved and issued by the Water Board on March 20, 2025. On February 18, 2025, Sable submitted an application to CDFW for the same site, that application was deemed complete in March 2025, and work at the site was approved to proceed in May 2025. On February 21, 2025, the Company submitted a written response to the Water Board’s Second and Final Notice of Non-Compliance. On March 7, 2025, Sable submitted its initial responses to the Water Board’s order requiring Sable to submit a technical report, and on April 15, 2025, the Company submitted a supplemental response, that Sable committed to provide in its March initial response.

Sable submitted after-the-fact permitting applications to the Water Board and CDFW with respect to potential discharges at the four sites identified in CDFW’s December 2024 notice during the first two weeks of March 2025. The Water Board provided responses and requests for additional information in April 2025, to which the Company provided supplemental information on April 25, 2025. These sites were fully permitted by the Water Board in June 2025 and by CDFW as of September 2025.
On April 15, 2025, the Water Board issued a second Notice of Violation to the Company for an alleged failure to provide a sufficient response to the Water Board’s request for a technical report and continued allegations of unauthorized discharges. On that same day, the Company submitted to the Water Board further responses and additional information in response to the Water Board’s request for a technical report, in which the Company identified additional sites that may require after-the-fact permitting. On April 17, 2025, the Water Board issued Resolution R3-2025-0024, which referred any assessment of civil liability, injunctive and declaratory relief against the Company for its alleged violations of the California Water Code to the California Attorney General via the California Superior Court. After the issuance of Resolution R3-2025-0024, the Company continued to work with the Water Board and CDFW to identify locations and submit additional after-the-fact permit applications. On July 24, 2025, the Water Board issued a third Notice of Violation, requiring the Company to provide additional information in order to satisfy the request for a technical report, to which the Company timely responded on August 13, 2025 with all requested information. As a result of this process, nine additional sites were identified. As of January 29, 2026, the Water Board has issued permits for the nine additional locations (for a total of 14 locations) identified by the Water Board, CDFW, and the Company. CDFW has issued a draft permit for the nine locations, and the Company expects the final permit will be issued in early February 2026. At that point, all locations will be permitted. Based on the information provided by Sable in response to the Notices of Non-Compliance associated with the Water Board’s General Permit for Construction Stormwater Discharges, the Water Board is not further requiring Sable to obtain coverage under that permit for the work performed.
On September 16, 2025, the Santa Barbara County District Attorney’s office filed a criminal Complaint against the Company in Santa Barbara County Superior Court, with 21 Counts being pursued (sixteen (16) misdemeanors and five (5) felonies) for alleged violation of the California Fish & Game Code and Water Code and based on the same underlying activities that were the focus of the Water Board and CDFW actions. The Complaint references some of the 14 locations where the Company has sought after-the-fact permitting from the Water Board and CDFW, but also includes other locations where neither the Water Board nor the CDFW are requiring any further action or permitting. The Company has retained counsel for defense. On October 3, 2025, the Water Board filed a civil action in Santa Barbara County Superior Court alleging that the Company failed to secure permits at the 14 locations prior to undertaking the work, though the Complaint also notes the Company’s after-the-fact permitting efforts. The Complaint also alleges failure to comply with the request for a technical report. The Water Board is seeking civil penalties and potentially limited injunctive relief. The Company filed its response to the Complaint on November 25, 2025. A case management conference is scheduled for February 13, 2026, and the parties have scheduled mediation for April 8, 2026
County Permit Transfer Matter
In October 2024, the County of Santa Barbara’s Planning Commission approved the transfer of the Final Development Permits for the SYU, POPCO Facilities and Segments 324 and 325 from Exxon and certain of its subsidiaries to the Company and its subsidiaries, PPC and POPCO, pursuant to Santa Barbara County Code Chapter 25B. That approval was appealed by various environmental advocacy groups to the Board of Supervisors. On February 25, 2025, the Board of Supervisors heard the appeals but, despite a County staff recommendation to reject them, did not decide them, splitting 2-2 in a tie vote. As the appeals did not reverse the Planning Commission’s decision, the Company thereafter sought the permit transfers from the County, but it was unsuccessful.
On May 8, 2025, the Company, its subsidiaries, PPC and POPCO, and Exxon and certain of its subsidiaries filed suit against the County of Santa Barbara and Board of Supervisors seeking a writ of mandamus directing Santa Barbara County to issue updated Final Development Permits reflecting the Sable plaintiffs as holders thereof, for declaratory relief finding that the County’s Chapter 25B ordinances violate the United States and California Constitutions, and for damages. Several environmental advocacy groups intervened in the litigation. On September 12, 2025, after a hearing, the court issued an order of mandate requiring that “within 60 days of service of the writ of mandate on the

Board, hold a de novo public hearing to affirm, reverse, or modify the Planning Commission’s decision regarding Petitioners/Plaintiffs’ Final Development Permit applications in this action in compliance with Santa Barbara County Code Chapter 25B-8, 9, and 10. If the Board is unable to reach a vote that affirms, reverses, or modifies the Planning Commission’s decision, the Board shall hold another de novo public hearing within 45 days, and if unable again, every 45 days thereafter.” The litigation was stayed pending the final action at the Board of Supervisors’ re-hearing. The County set a hearing in this matter pursuant to the writ of mandate for November 4, 2025. At that hearing, the Board voted to continue the hearing until December 16, 2025, and directed County staff to prepare findings that would grant the appeals and deny the transfer of the permits to Sable for consideration at that hearing. At the December 16 hearing, the Board adopted the findings to grant the appeals and deny the transfer of the permits. The matter will return to federal court.
Johnson Class Action / Kelly & Vora Derivatives Claim
On July 28, 2025, shareholder Tracy Johnson filed a putative class action complaint against the Company in the U.S. District Court for the Central District of California, captioned Johnson v. Sable Offshore Corp., et al., Case No. 2:25-cv-06869 (C.D. Cal) (the “Johnson Action”). The complaint alleged violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, on behalf of a putative class of investors who purchased or acquired Sable’s publicly traded securities between May 19, 2025 and June 3, 2025, when the Company engaged in a public offering, and/or pursuant and/or traceable to the offering. The complaint named as defendants the Company, certain of its officers, and the underwriters in the offering.
On October 27, 2025, the Court appointed a lead plaintiff. On November 10, 2025, the lead plaintiff filed an amended complaint purportedly on behalf of persons or entities who purchased or otherwise acquired publicly traded Sable securities between May 19, 2025 and November 4, 2025. The amended complaint dropped the claims under the Securities Act of 1933 and dropped the underwriters as defendants. On November 24, 2025, Defendants moved to dismiss the amended complaint. On December 8, 2025, the lead plaintiff filed a second amended complaint. The second amended complaint alleges, among other things, that the Company and certain of its officers made false and misleading statements or failed to disclose certain information regarding the Company’s business activities at the Santa Ynez Unit. The plaintiffs seek damages, costs, expenses, expert and attorneys’ fees, and other unspecified relief. On January 5, 2026, Defendants moved to dismiss the second amended complaint. Plaintiff filed an opposition on January 12, 2026. Defendants’ reply was filed on January 26, 2026, and a hearing on the motion to dismiss has been requested for February 9, 2026. The Company intends to vigorously defend against the claims in this lawsuit.
On August 21, 2025, shareholder Bryce Kelly filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Kelly v. Flores, et al., Case No. 2:25-cv-07848 (C.D. Cal.) (the “Kelly Action”). The complaint names as defendants the members of the Board of Directors of the Company, certain officers of the Company, and the underwriters of the Company’s May 2025 public offering. The complaint alleges claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, waste of corporate assets, contribution under Section 10(b) and 21D of the Exchange Act of 1934, and contribution under Section 11(f) of the Securities Act of 1933, based on similar factual allegations to those at issue in the Johnson Action. On December 12, 2025, the Kelly Action was ordered stayed pending the motion to dismiss filed in the Johnson Action.
On December 17, 2025, shareholder Udit Vora filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Vora v. Flores, et al., Case No. 2:25-cv-11944 (C.D. Cal.) (the “Vora Action”). The complaint names as defendants the members of the Board of Directors of the Company and certain officers of the Company. The complaint alleges claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934, based on similar factual allegations to those at issue in the Johnson Action. On January 21, 2026, the parties filed a joint stipulation requesting to consolidate the Kelly and Vora Actions and requesting to stay the consolidated action according to the terms of the existing stay in the Kelly Action.

CalGEM
On May 9, 2025, the California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) issued a letter to the Company asserting that that the Company must post a bond of approximately $31.9 million, submit certain oil spill contingency response and management plans for CalGEM’s review, and indicating that the failure to timely respond could result in civil penalties of up to $50,000 per day/per violation. On January 27, 2026, CalGEM issued a letter to the Company revising the bond amount to approximately $57.3 million based on material increases to the estimates for labor, equipment, transportation, engineering, and handling costs associated with decommissioning and remediation after an additional on-site inspection by CalGEM. Sable disputes that CalGEM possesses jurisdiction to impose those requirements.
California Senate Bill 237
On September 13, 2025, the California Legislature passed Senate Bill 237 (“SB 237”). On September 19, 2025, Governor Gavin Newsom signed SB 237 into law. SB 237 became effective January 1, 2026. SB 237 added Section 51014.1 to the California Government Code, which requires that an “existing oil pipeline … that has been idle, inactive, or out of service for five years or more, shall not be restarted without passing a spike hydrostatic testing program.” SB 237 also amends Section 30262 of the California Coastal Act to provide that the “[r]epair, reactivation, [] maintenance,” or “[d]evelopment associated with the repair, reactivation or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more” must obtain a “new coastal development permit.”
On September 29, 2025, Sable filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that the Santa Ynez Pipeline System is not subject to SB 237 because the Santa Ynez Pipeline System is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. Sable intends to vigorously prosecute the action. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the Santa Ynez Pipeline System is preempted by federal law.
Liquidity and Capital Expenditures Update
As of December 31, 2025, we had unrestricted cash and cash equivalents of $97.7 million. We estimate our average monthly liquidity requirements, excluding capital expenditures associated with the OS&T Strategy described under “Offshore Storage and Treating Vessel Offtake Strategy,” and taking into account the capital expenditure curtailments discussed below related to resuming petroleum transportation through the Santa Ynez Pipeline System, to be approximately $25.0 million to $30.0 million per month through December 2026. This estimate is based on, among other things, our historical operating performance and costs incurred. To date, we have pursued recommencement of petroleum sales by restarting production of the SYU Assets and resuming petroleum transportation through the Santa Ynez Pipeline System, and also in October 2025 began pursuing the OS&T Strategy. Since beginning the OS&T Strategy, we have curtailed substantially all capital expenditures relating to the Santa Ynez Pipeline System other than applicable legal expenses. As soon as commercial sales through the Santa Ynez Pipeline System become available, we expect to pursue such onshore sales, which would require incurring such curtailed Santa Ynez Pipeline System capital expenditures, in addition to the OS&T capital expenditures discussed here. We cannot assure you that our assumptions used to estimate our liquidity requirements, our anticipated cost savings or reductions, or the costs required to achieve operations under the OS&T Strategy will be accurate, as we have not previously undertaken such actions and as a consequence, our ability to predict such amounts is uncertain and may be impacted by factors outside of our control. After either (i) resumption of oil sales through the Santa Ynez Pipeline System, or (ii) continued receipt of clearance from regulators with respect to the OS&T Strategy, we intend to pursue additional debt financing options, which may include the issuance of public or private debt securities, bank financing or a combination thereof. However, there can be no assurance that we will be able to obtain such additional debt financing on commercially agreeable terms, or at all.
If we continue to receive regulatory clearances, we expect to significantly increase our capital expenditures to execute the OS&T Strategy and will be required to raise additional cash and cash equivalents to fund those capital expenditures. We estimate our total capital expenditures to execute the OS&T Strategy will be approximately

$475.0 million, excluding corporate working capital; therefore, we would pursue additional debt financing options to fully fund the capital expenditures related to the OS&T Strategy. See “Risk Factors—Risks Associated with Our Operations—There is no guarantee that we will have sufficient cash to recommence oil sales” and “Risk Factors—Risks Associated with Our Operations—Our assumptions and estimates regarding the total costs associated with recommencing oil sales may be inaccurate.”
Government Requests
On December 2, 2025, the Company received subpoenas from the United States Attorney’s Office for the Southern District of New York (“SDNY”) and SEC requesting documents (the “Government Requests”). The document requests relate to issues raised in an October 31, 2025 report published by Hunterbrook Media (the “Hunterbrook Report”) and the trading of Company securities, as well as related issues. The Company is providing documents and cooperating with the Government Requests.
Corporate Information
Our Common Stock is listed on NYSE under the symbol “SOC.” The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579‑6161. Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or any accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.